Exhibit 99.1

Verrica Pharmaceuticals Reports First Quarter 2020 Financial Results

- Secured $55 million in non-dilutive loan facilities, of which $35 million was borrowed upon closing -

- Continued to prepare for potential U.S. approval of VP-102 for the treatment of molluscum contagiosum -

- Issuance of Letters Patent directed to the Composition, Methods and Systems for the Treatment of Cutaneous Disorders by the

Japan Patent Office -

WEST CHESTER, Pa., May 7, 2020 (GLOBE NEWSWIRE) — Verrica Pharmaceuticals Inc. (“Verrica”) (Nasdaq: VRCA), a dermatology therapeutics company developing medications for viral skin diseases requiring medical interventions, today announced financial results for the first quarter ended March 31, 2020.

“During the first quarter of 2020, we made several important advancements in our business, securing $55 million in non-dilutive loan facilities and obtaining a cantharidin formulation patent in Japan that will bolster the readiness of our supply chain and expand access to global markets,” said Ted White, President and Chief Executive Officer of Verrica. “We also continued to prepare for the potential U.S. approval of VP-102, our product candidate that could be the first FDA-approved treatment for molluscum contagiosum. If approved, VP-102 would be marketed in the United States under the conditionally accepted brand name YCANTH™. We recognize that these are unprecedented times and our top priority in conducting all business is the health and safety of our employees as well as patients and healthcare providers.”

Business Highlights and Recent Developments

•	Secured $55 million in non-dilutive loan facilities, of which $35 million was borrowed upon closing in March 2020.

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Issued a Letters Patent bearing Japanese Patent No. 6668240, by the Japan Patent Office. The patent issued on February 28, 2020 and will expire on August 21, 2034, twenty years from the patent application date. The issuance of this application follows the grant of a patent in Australia covering the formulation of VP-102, applicator devices and systems comprising the formulation, and methods of using VP-102. Related patent applications are currently pending in various jurisdictions around the world, including the United States, Australia, Brazil, Canada, China, Europe, Israel, India, Japan, South Korea, and Mexico. The invention covers certain formulations containing cantharidin for the treatment of cutaneous disorders, including molluscum contagiosum and common warts.

•	Presented positive data supporting the safety and efficacy of VP-102 at the Winter Clinical Dermatology Conference. This post hoc analysis of the pooled data from the

Phase 3 CAMP studies showed a statistically significantly greater percentage of complete lesion clearance in subjects with molluscum contagiosum by the end of the study (Day 84) across each body region analyzed among patients receiving VP-102, as compared to vehicle. In addition, the rates and types of adverse events were similar across body regions, including potentially sensitive areas like the head/neck and groin.

First Quarter Financial Results

•	Verrica reported net losses of $9.8 million for the first quarter of 2020, compared to a $7.5 million net loss for the same period in 2019.

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Research and development expenses were $4.9 million in the first quarter of 2020, compared to $4.5 million for the same period in 2019. The increase was primarily attributable to increased compensation costs and increased clinical costs related to our development of VP-102 for external genital warts, partially offset by a decrease in clinical costs related to Verrica’s development of VP-102 for molluscum contagiosum.

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General and administrative expenses were $5.0 million in the first quarter of 2020, compared to $3.5 million for the same period in 2019. The increase was primarily a result of expenses related to increased headcount, an increase in insurance, professional fees and other operating costs, and an increase in expenses related to pre-commercial activities for VP-102.

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As of March 31, 2020, Verrica had aggregate cash, cash equivalents, and marketable securities of $88.4 million, which the Company believes will be sufficient to support planned operations, including expenses for the potential commercialization of the Company’s lead product candidate, VP-102, as well as the ongoing development of the compound for additional indications, including common warts and external genital warts, and the development of VP-103 for plantar warts, at least through the second quarter of 2021.

About Verrica Pharmaceuticals Inc.

Verrica is a dermatology therapeutics company developing medications for viral skin diseases requiring medical interventions. The Company’s late-stage product candidate, VP-102, is a potential first-in-class topical therapy for the treatment of molluscum contagiosum (molluscum) and common warts. Molluscum is a highly contagious viral skin infection affecting approximately six million people, primarily children, in the United States, and common warts are contagious skin growths affecting 22 million people. There are currently no FDA-approved treatments for molluscum or common warts. Following positive topline results from two pivotal Phase 3 trials, the Company submitted an NDA on September 13, 2019 for VP-102 for the treatment of molluscum; on November 26, 2019, the Company received notice that the FDA accepted the NDA for filing, with a Prescription Drug User Fee Act (PDUFA) goal date of July 13, 2020. If approved, VP-102 will be marketed in the United States under the conditionally accepted brand name YCANTH™. Verrica has completed a Phase 2 clinical trial clinical trial of VP-102 for the treatment of verruca vulgaris, or common warts and, in light of the COVID-19 pandemic, intends to launch two Phase 3 clinical trials when conditions are appropriate. VP-102 is also currently in a Phase 2 trial for the treatment of external genital warts. The Company is conducting necessary preclinical activities for VP-103, its second cantharidin-based product candidate, and, in light of the COVID-19 pandemic, intends to launch a Phase 2 clinical trial in subjects with plantar warts when conditions are appropriate. For more information, visit www.verrica.com.

Forward-Looking Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include expectations regarding the potential benefits and potential approval of YCANTH™ for the treatment of molluscum, the clinical development of product candidates for additional indications, including common warts, external genital warts and plantar warts, and the Company’s ability to fund its operations through the second quarter of 2021 with its existing cash, cash equivalents and marketable securities. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control, uncertainties related to the COVID-19 pandemic and other risks and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission on March 13, 2020, Verrica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

VERRICA PHARMACEUTICALS INC.

Statements of Operations

(unaudited, in thousands except share and per share data)

	Three Months Ended March 31,
	2020	2019
Operating expenses:
Research and development	$4,892	$4,487
General and administrative	4,988	3,539

Total operating expenses	9,880	8,026

Loss from operations	(9,880)	(8,026)
Interest income	278	547
Interest expense	(220)	—

Net loss	$(9,822)	$(7,479)

Net loss per share, basic and diluted	$(0.39)	$(0.30)

Weighted average common shares outstanding, basic and diluted	24,964,167	24,857,771

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheet Data

(unaudited, in thousands)

	March 31, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$88,382	$62,017
Total assets	94,442	68,424
Long-term debt, net	34,434	—
Total liabilities	37,834	3,409
Total stockholders’ equity	56,608	65,015

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

A. Brian Davis

Chief Financial Officer

484.453.3300 ext. 103

info@verrica.com

Chiara Russo

Solebury Trout

617.221.9197

crusso@troutgroup.com

Media:

Joshua R. Mansbach

Solebury Trout

646.378.2964

jmansbach@troutgroup.com

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